                                                                    Exhibit 23.4


                          INDEPENDENT AUDITORS' REPORT


The Member of
CS Integrated LLC and Subsidiaries:

We have audited the CS Integrated LLC (a limited liability company) and subsidiaries consolidated statements of operations, changes in member's equity, and cash flows for the year ended December 31, 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, CS Integrated LLC and subsidiaries' results of operations and cash flows for the year ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP


January 24, 2002